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                                                                       EXHIBIT 5


                             HOGAN & HARTSON L.L.P.
                            111 SOUTH CALVERT STREET
                              BALTIMORE, MD  21202


                                 June 13, 1997


Wabash National Corporation
1000 Sagamore Parkway South
Lafayette, Indiana 47905


Ladies and Gentlemen:

                 This firm has acted as counsel to Wabash National Corporation, a Delaware corporation (the "Company"), in connection with its registration, pursuant to a registration statement on Form S-8 filed on the date hereof (the "Registration Statement"), of 1,500,000 shares (the "Shares") of common stock, par value $.01 per share of the Company (the "Common Stock"), issuable upon the exercise of options granted or to be granted or as restricted Shares pursuant to the Wabash National Corporation Amended 1992 Stock Option Plan (the "Option Plan") and the Wabash National Corporation Stock Bonus Plan (the "Bonus Plan"). The Option Plan and the Bonus Plan are collectively referred to herein as the "Plans." This letter is furnished to you pursuant to the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5) in connection with such registration.

                 For purposes of this opinion letter, we have examined copies of the following documents:

                 1.     The Registration Statement.

                 2. The Certificate of Incorporation of the Company with amendments thereto, as certified by the Secretary of State of the State of Delaware on June 12, 1997 and as certified by an officer of the Company on the date hereof as being complete, accurate and in effect.

                 3. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.





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                 4.     The Option Plan as adopted by the Board of Directors of
                        the Company and approved by the shareholders of the Company, and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

                 5. The Bonus Plan as adopted by the Board of Directors of the Company and as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

                 6. Resolutions of the Board of Directors of the Company adopted on December 12, 1996, March 26, 1997 and May 8, 1997, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to, among other things, the approval of the Plans and the filing of the Registration Statement.

                 7. A certificate of certain officers of the Company, dated the date hereof, as to certain facts relating to the Company.

                 In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us, and the conformity with the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies. This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                 This opinion letter is based as to matters of law solely on the General Corporation Law of the State of Delaware, and we express no opinion as to any other laws, statutes, ordinances, rules or regulations (such as state securities or "blue sky" laws).

                 Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares, when issued and delivered in the manner and on the terms contemplated in the Registration Statement and the Plans (with the Company having received the consideration therefor, the form of which is in accordance with applicable law), will be validly issued, fully paid and non-assessable.

                 We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with filing of the Registration Statement on the date hereof, and should not be quoted in whole or in part or otherwise be referred to, nor be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.





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                 We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.


                                Sincerely yours,



                                HOGAN & HARTSON L.L.P.